BRUCE D. HIRSCHE, Q.C., LL.M.

WORK: Parlee McLaws
Barristers & Solicitors
1500 Manulife Place
10180 - 101 Street
Edmonton, Alberta
T5J 4K1

Tel: (780) 423-8540
Fax: (780) 423-2870

HOME: 419 Osborne Crescent
Edmonton, Alberta
T6R 2C2

Tel: (780) 436-4827
Cell: (780) 918-1877

EDUCATION

2003	Masters Degree (LL.M.), York University, Osgoode Hall Law School
1974	Bachelor of Law (LL.B), University of Alberta
1971	Bachelor of Arts (B.A.), University of Alberta

PROFESSIONAL AFFILIATIONS

1975 to present	Member, Law Society of Alberta
1975 to present	Member, Canadian Bar Association
1975 to present	Member, Edmonton Bar Association
1990 to present	Member, International Licensing Executive Society
2001 – present	Member
1990 to 2002	Director, Edmonton Council for Advanced Technology (ECAT)

EMPLOYMENT HISTORY

March 1997 to present	Partner with Parlee McLaws, Barristers & Solicitors, Edmonton Leader of Intellectual Property and Innovation Group (TechCounsel)
October 1995 to March 1997	Partner with Lucas Bowker White, Barristers & Solicitors, Edmonton
May, 1974 to October 1995	Associate/Partner with Bishop McKenzie, Barristers & Solicitors, Edmonton

Public Companies:

NAME OF REPORTING ISSUER	POSITION(S) HELD	MARKET TRADED ON	FROM MM	FROM YY	TO MM	TO YY
MSR Exploration Ltd. (now Quicksilver Resources Inc.)	Former Director Chairman of the Board Secretary	American Stock Exchange Formerly TSE & VSE	07 07 07	91 91 91	10 12 09	94 91 97
Global Tree Technologies Ltd.	Director	TSX Venture Exchange	01	97	Present	
Shelton Canada Corp.	Director Secretary	TSX Venture Exchange	06 07	97 98	Present Present	
Rock Resources Inc.	Director	TSX Venture Exchange	02	00	07	03
EquiTech Corporation	Director Secretary	TSX Venture Exchange	06 06	00 00	02 02	04 04
Innovotech Inc.	Director Secretary	TSX Venture Exchange	01 01	01 01	Present Present	
AltaRex Corp. (now Twin Butte Energy)	Secretary	Toronto Stock Exchange	05	03	02	04
AltaRex Medical Corp.	Secretary Secretary	Toronto Stock Exchange	12 11	03 05	04 Present	05
ViRexx Medical Corp.	Director Secretary Secretary	Toronto Stock Exchange American Stock Exchange	12 12 12	03 03 05	03 06 Present	04 04
Arrow Energy Ltd.	Director	TSX Venture Exchange	09	07	Present	

Private Companies:

Cell Therapy Technologies Inc. – Corporate Secretary and Director
1195111 Alberta Ltd. - Director
ASRC Canada Inc. - Director
ASWS Canada Inc. - Director
Alberta Adaptabilities Association - Director
CanBiocin Inc. – Corporate Secretary and Director
DBD Investments Inc. – Corporate Secretary and Director
Hinton Pharmacy Inc. – Director and President
Immgen Inc. – Corporate Secretary, President and Director
Noustar Technologies Inc. – Director and Secretary
Numbers Inc. – Director and President and Secretary
Paramont Capital Inc. - President and Director
Theracarb Inc. – Director, Corporate Secretary
ViRexx International Corp. Ltd. – Corporate Secretary

Charitable and Government Opportune

Alberta Science and Research Authority (ASRA) – Member of the Board of Management (appointed by Order in Council)
Northern Alberta Brian Injury Society – Director
Alberta Cord Blood Bank Corp. – Director
The Tanya Smale Cord Blood Foundation - Director